Press Release For immediate release Jordan Krugman, Investor Relations Graham Galt, Media Relations 404-439-4605 404-439-3070

Invesco Reports Results for Three Months Ended June 30, 2013

Adjusted operating income increased 26.9% compared to Q2 2012
Adjusted operating margin improved to 39.3%
Adjusted diluted EPS of $0.50
Total Q2 shareholder return of capital of $176.7 million

Atlanta, July 31, 2013 --- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended June 30, 2013.

“Invesco's focus on delivering strong, long-term investment performance to our clients contributed to a 26.9% increase in operating income in the second quarter compared to the same period last year,” said Martin L. Flanagan, president and CEO of Invesco.  “Strong investment performance and a continued focus on meeting client needs drove positive long-term net flows during the quarter and helped the firm strengthen its operating margin to 39.3% from 35.7% a year ago.”

	Q2-13		Q1-13		Q2-13 vs. Q1-13	Q2-12		Q2-13 vs. Q2-12
Adjusted Financial Measures(1, 2)
Net revenues	$790.3	m	$788.0	m	0.3%	$685.9	m	15.2%
Operating income	$310.6	m	$306.2	m	1.4%	$244.8	m	26.9%
Operating margin	39.3%		38.9%			35.7%
Net income attributable to common shareholders	$223.7	m	$225.5	m	(0.8)%	$180.1	m	24.2%
Diluted EPS	$0.50		$0.50		—%	$0.40		25.0%

U.S. GAAP Financial Measures
Operating revenues(2)	$1,135.5	m	$1,112.2	m	2.1%	$981.8	m	15.7%
Operating income(2)	$273.9	m	$267.0	m	2.6%	$199.8	m	37.1%
Operating margin(2)	24.1%		24.0%			20.4%
Net income attributable to common shareholders	$202.6	m	$222.2	m	(8.8)%	$153.9	m	31.6%
Diluted EPS	$0.45		$0.49		(8.2)%	$0.34		32.4%

Assets Under Management(2)
Ending AUM	$705.6	bn	$707.7	bn	(0.3)%	$627.6	bn	12.4%
Average AUM	$719.8	bn	$691.6	bn	4.1%	$631.9	bn	10.6%

(1)
The adjusted financial measures are all non-GAAP financial measures. See the information on pages 10 through 12 for a reconciliation to their most directly comparable U.S. GAAP measures and the notes beginning on page 19 for other important disclosures.

(2)
The company has adopted a discontinued operations presentation for the Atlantic Trust Private Wealth Management business as of June 30, 2013. Amounts presented represent continuing operations and exclude Atlantic Trust Private Wealth Management. Prior period amounts have been reclassified to conform with this presentation.

Assets Under Management

Total assets under management (AUM) at June 30, 2013, were $705.6 billion (March 31, 2013: $707.7 billion), a decrease of $2.1 billion during the second quarter. Total net inflows were $1.4 billion for the second quarter, as detailed below:

Summary of net flows (in billions)	Q2-13	Q1-13	Q2-12
Active	$0.1	$7.9	($3.4)
Passive	1.3	6.4	0.4
Long-term net flows	1.4	14.3	(3.0)
Invesco PowerShares QQQ	0.7	(0.4)	(2.1)
Money market	(0.7)	4.8	(3.4)
Total net flows	$1.4	$18.7	($8.5)

Net market losses led to a $1.3 billion decrease in AUM during the second quarter, compared to a $30.5 billion increase in the first quarter 2013. Foreign exchange rate movements led to a $2.2 billion decrease in AUM during the second quarter, compared to a $8.9 billion decrease in the first quarter 2013.

Average AUM during the second quarter were $719.8 billion, compared to $691.6 billion for the first quarter 2013, a 4.1% increase. All AUM amounts quoted above exclude the AUM of the discontinued operation. Further analysis is included in the supplementary schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. As described more fully in the Form 10-K for the year ended December 31, 2012, the company believes that the additional disclosure of non-GAAP earnings provides further transparency into the business and allows more appropriate comparisons with our industry peers. Management uses these non-GAAP performance measures to evaluate the business, and they are consistent with internal management reporting.

U.S. GAAP earnings information reflects the presentation of Atlantic Trust Private Wealth Management as a discontinued operation. Non-GAAP earnings information excludes the discontinued operation from both current and prior periods.

Non-GAAP Earnings

This section discusses the company's second quarter 2013 non-GAAP financial results, as compared to the first quarter 2013. The phrase “as adjusted” is used in the following earnings discussion to identify non-GAAP information, together with the non-GAAP financial measures of net revenues, adjusted operating margin, adjusted net income attributable to common shareholders and adjusted diluted EPS. The most directly comparable U.S. GAAP items are reconciled to these non-GAAP items on pages 10 through 12 of this release.

Net revenues increased by $2.3 million (0.3%) to $790.3 million in the second quarter, from $788.0 million in the first quarter 2013. The change was principally due to increases in investment management fees, offset by a decrease in performance fees. Foreign exchange rate changes decreased second quarter net revenues by $4.1 million when compared to the first quarter 2013.

Investment management fees, as adjusted, increased $42.4 million (4.9%) to $905.2 million in the second quarter, from $862.8 million in the first quarter 2013. The increase is in line with the higher average AUM. Foreign exchange rate changes decreased second quarter management fees by $4.9 million when compared to first quarter 2013.

Service and distribution fees, as adjusted, increased $9.4 million (4.6%) to $215.7 million in the second quarter, from $206.3 million in the first quarter 2013, also reflecting the higher average AUM. Foreign exchange rate changes decreased second quarter service and distribution fees by $0.4 million when compared to first quarter 2013.

Performance fees, as adjusted, were $9.0 million in the second quarter, compared to $38.6 million in the first quarter 2013. The second quarter performance fees were generated from a variety of products. Foreign exchange rate changes decreased second quarter performance fees by $0.1 million when compared to first quarter 2013.

Other revenues, as adjusted, increased by $3.1 million (12.0%) to $28.9 million in the second quarter, compared to $25.8 million in the first quarter 2013, due to increased transaction fees from real estate fund activities. Foreign exchange rate changes decreased second quarter other revenues by $0.2 million, when compared to first quarter 2013.

Third-party distribution, service and advisory expenses, as adjusted, increased by $23.0 million (6.7%) to $368.5 million in the second quarter from $345.5 million in the first quarter 2013, increasing with higher related management fees and service and distribution fees. Foreign exchange rate changes decreased the second quarter third-party distribution, services and advisory expenses by $1.5 million.

Total operating expenses, as adjusted, decreased by $2.1 million (0.4%) to $479.7 million in the second quarter, from $481.8 million in the first quarter 2013. Foreign exchange rate changes decreased operating expenses, as adjusted, by $3.0 million when compared to the first quarter 2013.

Employee compensation expenses, as adjusted, decreased by $12.1 million (3.6%) to $322.7 million in the second quarter, from $334.8 million in the first quarter 2013. The first quarter included seasonally higher payroll tax costs that decreased in the second quarter. Staff costs also reduced during the second quarter as we completed the transfer of our European transfer agency processes to a third party provider. These expense reductions were partly offset by the impact of a full quarter of annual salary increases and share-based awards, both effective from March 1. Foreign exchange rate changes decreased second quarter employee compensation expenses by $2.1 million when compared to the first quarter 2013.

Marketing expenses, as adjusted, increased by $1.2 million (5.2%) to $24.3 million in the second quarter, from $23.1 million in the first quarter 2013. Foreign exchange rate changes decreased second quarter marketing expenses by $0.1 million when compared to the first quarter 2013.

Property, office and technology expenses, as adjusted, increased $2.1 million (3.2%) to $68.4 million in the second quarter, from $66.3 million in the first quarter 2013, the second quarter including $1.4 million of additional expense from the outsourcing of our European transfer agency processes. Foreign exchange rate changes decreased second quarter property, office and technology expenses by $0.4 million when compared to the first quarter 2013.

General and administrative expenses, as adjusted, increased $6.7 million (11.6%) to $64.3 million in the second quarter, from $57.6 million in the first quarter 2013. Professional services expenses account for $5.6 million of the increase. The first quarter included a $2.5 million legal settlement credit while the second quarter includes additional costs associated with increased compliance and risk management in

Europe and increased costs from new product development. Foreign exchange rate changes decreased second quarter general and administrative expenses by $0.4 million when compared to the first quarter 2013.

Non-operating other income and expenses, as adjusted, included equity in earnings from investments of $3.6 million in the second quarter, compared to $3.9 million in the first quarter 2013. Other gains and losses, net in the second quarter were a loss of $0.7 million compared to a first quarter 2013 loss of $0.5 million. Interest expense, as adjusted, increased $0.3 million (3.1%) to $10.0 million in the second quarter, from $9.7 million in the first quarter 2013, reflecting higher average borrowings on the credit facility. The effective tax rate increased to 27.1% for the second quarter, from 26.6% for the first quarter 2013, as the mix of profit has changed, reflecting a higher proportion from the U.S. and Continental Europe.

U.S. GAAP Earnings

As previously announced, the company has entered into a definitive agreement to sell Atlantic Trust Private Wealth Management (Atlantic Trust) to Canadian Imperial Bank of Commerce (CIBC). The transaction is expected to close, subject to regulatory approval, in the second half of 2013. As of June 30, 2013, Atlantic Trust has been classified in the balance sheet as held for sale and is reflected in the income statement as a discontinued operation for all periods presented. As of June 30, 2013, Atlantic Trust total AUM were $21.7 billion. A net loss of $4.6 million was recorded in the second quarter attributable to the discontinued operation, compared to a net profit of $4.1 million in the first quarter 2013. During the three months ended June 30, 2013, Atlantic Trust incurred costs of $13.9 million before tax ($8.9 million after tax) related to the pending transaction, as well as costs related to unauthorized personal transactions of a former employee of Atlantic Trust. The commentary below relates to U.S GAAP earnings from continuing operations.

Operating revenues increased 2.1% to $1,135.5 million in the second quarter, from $1,112.2 million in the first quarter 2013. Operating expenses increased by 1.9% to $861.6 million in the second quarter, from $845.2 million in the first quarter 2013.

Operating expenses included $1.8 million of transaction and integration charges incurred in the second quarter relating to the remaining closed-end fund merger expenses associated with prior acquisitions. Transaction and integration charges were $1.4 million in the first quarter 2013. Transaction costs associated with the Atlantic Trust sale are included within the net results of the discontinued operation. Operating expenses for the second quarter also included $3.3 million of European infrastructure transformational initiative expenses, compared to $5.7 million for the first quarter. General and administrative expenses in the first quarter included a charge of $3.0 million relating to the true-up of a prior year levy from the U.K. Financial Services Compensation Scheme. Employee compensation expenses in the first quarter also included $2.4 million of employee severance expense associated with the cessation of activities related to a previous acquisition.

The effective tax rate on continuing operations declined to 28.6% for the second quarter, from 30.6% for the first quarter 2013.  The impact of the inclusion of non-controlling interests in consolidated investment products reduced our effective tax rate by 0.1 percentage points for the second quarter, compared to an increase of 2.3 percentage points on our effective tax rate for the first quarter.

Balance Sheet and Cash Flow Statement Presentation

The company is presenting in this release both a U.S. GAAP balance sheet and balance sheet information excluding consolidated investment products, along with a U.S. GAAP statement of cash flows and cash flow statement information excluding consolidated investment products. The information presented excluding consolidated investment products is a non-GAAP presentation. Balance sheet and cash flow statement information before and after the consolidation of investment products are reconciled on pages 15 and 18, respectively.

The company believes that, by excluding the consolidation of investment products, the non-GAAP balance sheet and cash flow statement information provide a more representative presentation of our financial risks and the company's cash and debt positions, allowing more appropriate comparisons with our industry peers. Management uses these non-GAAP presentations to evaluate the business, and the presentations are consistent with internal management reporting. As demonstrated by the selected balance sheet data that follows, inclusion of the long-term debt of consolidated investment products within liquidity measures, such as debt-to-equity ratios, causes the company to appear to be significantly more indebted than is actually the case.

Balance Sheets and Capital Management

Selected balance sheet information is reflected in the table below:

	Excluding Consolidated Investment Products (CIP) (Non-GAAP)(1)		Including Consolidated Investment Products (CIP) (U.S. GAAP)
	June 30, 2013	December 31, 2012	June 30, 2013	December 31, 2012
$ in millions
Cash and cash equivalents	$916.2	$835.5	$916.2	$835.5
Investments of CIP	—	—	4,531.3	4,550.6
Total assets(1)	$13,205.0	$12,640.9	$18,138.6	$17,492.4

Current debt of CIP	—	—	206.0	—
Long-term debt	1,445.6	1,186.0	1,445.6	1,186.0
Long-term debt of CIP	—	—	3,838.3	3,899.4
Total debt / Total debt plus CIP debt	$1,445.6	$1,186.0	$5,489.9	$5,085.4

Total liabilities(1)	$5,132.1	$4,448.6	$9,384.6	$8,443.4

Total equity(1)	$8,072.9	$8,192.3	$8,754.0	$9,049.0

Debt/Equity % (1) (2)	17.9%	14.5%	62.7%	56.2%

(1)
The balance sheet line items excluding consolidated investment products are non-GAAP financial measures. See the reconciliation information on page 15 for a fully expanded balance sheet before and after the consolidation of investment products.

(2)
The debt/equity ratio excluding CIP is a non-GAAP financial measure. The debt/equity ratio is calculated as total debt divided by total equity for the balance sheet excluding CIP and total debt plus debt of CIP divided by equity for the balance sheet including CIP.

As of June 30, 2013, the company's cash and cash equivalents were $916.2 million, with total debt of $1,445.6 million. The credit facility balance was $846.0 million at June 30, 2013, compared to $915.0 million at March 31, 2013 and $586.5 million at December 31, 2012.

During the second quarter the company repurchased $75.5 million of its common shares, representing 2.2 million shares at a weighted average share price of $34.24.

Dividends paid in the second quarter were $101.2 million. Today the company is announcing a second-quarter cash dividend of 22.5 cents per share to holders of common shares. The dividend is payable on September 6, 2013, to shareholders of record at the close of business on August 21, 2013.

Headcount

As of June 30, 2013, on a continuing operations basis, the company had 5,818 employees, compared to 5,894 employees as of March 31, 2013. The company had 6,056 employees, compared to 6,132 employees as of March 31, 2013, including employees of Atlantic Trust.

# # #

Invesco Ltd. is a leading independent global investment management firm, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our clients around the world. Operating in more than 20 countries, the firm is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Wednesday, July 31, 2013, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Wednesday, August 14, 2013 at 5:00 p.m. ET by calling 1-800-944-1518 for U.S. and Canadian callers or 1-203-369-3416 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at www.invesco.com.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q2-13	Q1-13	% Change	Q2-12	% Change
Adjusted revenues:
Investment management fees	$905.2	$862.8	4.9%	$774.7	16.8%
Service and distribution fees	215.7	206.3	4.6%	187.1	15.3%
Performance fees	9.0	38.6	(76.7)%	15.7	(42.7)%
Other	28.9	25.8	12.0%	26.0	11.2%
Third-party distribution, service and advisory	(368.5)	(345.5)	6.7%	(317.6)	16.0%
Net revenues	790.3	788.0	0.3%	685.9	15.2%

Adjusted operating expenses:
Employee compensation	322.7	334.8	(3.6)%	290.2	11.2%
Marketing	24.3	23.1	5.2%	26.6	(8.6)%
Property, office and technology	68.4	66.3	3.2%	64.6	5.9%
General and administrative	64.3	57.6	11.6%	59.7	7.7%
Total adjusted operating expenses	479.7	481.8	(0.4)%	441.1	8.8%

Adjusted operating income	310.6	306.2	1.4%	244.8	26.9%

Adjusted other income/(expense):
Equity in earnings of unconsolidated affiliates	3.6	3.9	(7.7)%	5.5	(34.5)%
Interest and dividend income	3.4	3.9	(12.8)%	5.2	(34.6)%
Interest expense	(10.0)	(9.7)	3.1%	(13.4)	(25.4)%
Other gains and losses, net	(0.7)	(0.5)	40.0%	(1.7)	(58.8)%
Adjusted income before income taxes	306.9	303.8	1.0%	240.4	27.7%
Adjusted income tax provision	(83.2)	(80.7)	3.1%	(60.3)	38.0%
Adjusted net income	223.7	223.1	0.3%	180.1	24.2%
Adjusted net (income)/loss attributable to noncontrolling interests in consolidated entities	—	2.4	N/A	—	—%
Adjusted net income attributable to common shareholders	$223.7	$225.5	(0.8)%	$180.1	24.2%

Adjusted diluted EPS	$0.50	$0.50	—%	$0.40	25.0%

Average diluted shares outstanding	450.1	449.0	0.2%	455.3	(1.1)%

Ending Headcount	5,818	5,894	(1.3)%	5,899	(1.4)%

Ending AUM (in billions)	$705.6	$707.7	(0.3)%	$627.6	12.4%

Average AUM (in billions)	$719.8	$691.6	4.1%	$631.9	13.9%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-13	Q1-13	% Change	Q2-12	% Change
Operating revenues:
Investment management fees	$885.5	$844.6	4.8%	$753.2	17.6%
Service and distribution fees	215.7	206.3	4.6%	187.1	15.3%
Performance fees	6.0	36.1	(83.4)%	15.6	(61.5)%
Other	28.3	25.2	12.3%	25.9	9.3%
Total operating revenues	1,135.5	1,112.2	2.1%	981.8	15.7%

Operating expenses:
Employee compensation	324.1	341.5	(5.1)%	288.3	12.4%
Third-party distribution, service and advisory	366.0	346.1	5.7%	315.6	16.0%
Marketing	23.8	22.2	7.2%	26.4	(9.8)%
Property, office and technology	68.6	66.5	3.2%	65.3	5.1%
General and administrative	77.3	67.5	14.5%	85.3	(9.4)%
Transaction and integration	1.8	1.4	28.6%	1.1	63.6%
Total operating expenses	861.6	845.2	1.9%	782.0	10.2%

Operating income	273.9	267.0	2.6%	199.8	37.1%

Other income/(expense):
Equity in earnings of unconsolidated affiliates	6.9	8.1	(14.8)%	6.9	—%
Interest and dividend income	2.1	2.2	(4.5)%	2.2	(4.5)%
Interest income of consolidated investment products	50.7	50.3	0.8%	68.7	(26.2)%
Other gains/(losses) of consolidated investment products, net	(1.6)	(21.1)	(92.4)%	77.2	N/A
Interest expense	(10.0)	(9.7)	3.1%	(13.4)	(25.4)%
Interest expense of consolidated investment products	(30.6)	(32.7)	(6.4)%	(46.9)	(34.8)%
Other gains and losses, net	0.4	17.7	(97.7)%	(7.7)	N/A
Income from continuing operations before income taxes	291.8	281.8	3.5%	286.8	1.7%
Income tax provision	(83.5)	(86.3)	(3.2)%	(61.2)	36.4%
Income from continuing operations, net of income taxes	208.3	195.5	6.5%	225.6	(7.7)%
Income/(loss) from discontinued operations, net of taxes	(4.6)	4.1	N/A	2.0	N/A
Net income	203.7	199.6	2.1%	227.6	(10.5)%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(1.1)	22.6	N/A	(73.7)	(98.5)%
Net income attributable to common shareholders	$202.6	$222.2	(8.8)%	$153.9	31.6%

Earnings per share:
---Basic EPS from continuing operations	$0.46	$0.49	(6.1)%	$0.33	39.4%
---Basic EPS from discontinued operations	($0.01)	$0.01	N/A	—	N/A
---Total basic	$0.45	$0.50	(10.0)%	$0.34	32.4%

---Diluted EPS from continuing operations	$0.46	$0.49	(6.1)%	$0.33	39.4%
---Diluted EPS from discontinued operations	($0.01)	$0.01	N/A	—	N/A
---Total diluted	$0.45	$0.49	(8.2)%	$0.34	32.4%

Average shares outstanding:
---basic	449.1	447.8	0.3%	453.8	(1.0)%
---diluted	450.1	449.0	0.2%	455.3	(1.1)%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Six months ended June 30,
	2013	2012	% Change
Operating revenues:
Investment management fees	$1,730.1	$1,519.0	13.9%
Service and distribution fees	422.0	376.1	12.2%
Performance fees	42.1	36.0	16.9%
Other	53.5	58.7	(8.9)%
Total operating revenues	2,247.7	1,989.8	13.0%

Operating expenses:
Employee compensation	665.6	590.8	12.7%
Third-party distribution, service and advisory	712.1	632.0	12.7%
Marketing	46.0	52.8	(12.9)%
Property, office and technology	135.1	128.9	4.8%
General and administrative	144.8	156.5	(7.5)%
Transaction and integration	3.2	2.6	23.1%
Total operating expenses	1,706.8	1,563.6	9.2%

Operating income	540.9	426.2	26.9%

Other income/(expense):
Equity in earnings of unconsolidated affiliates	15.0	16.6	(9.6)%
Interest and dividend income	4.3	4.6	(6.5)%
Interest income of consolidated investment products	101.0	137.7	(26.7)%
Other gains/(losses) of consolidated investment products, net	(22.7)	(44.7)	(49.2)%
Interest expense	(19.7)	(27.0)	(27.0)%
Interest expense of consolidated investment products	(63.3)	(92.5)	(31.6)%
Other gains and losses, net	18.1	10.9	66.1%
Income from continuing operations before income taxes	573.6	431.8	32.8%
Income tax provision	(169.8)	(133.5)	27.2%
Income from continuing operations, net of income taxes	403.8	298.3	35.4%
Income/(loss) from discontinued operations, net of taxes	(0.5)	4.1	N/A
Net income	403.3	302.4	33.4%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	21.5	45.4	(52.6)%
Net income attributable to common shareholders	$424.8	$347.8	22.1%

Earnings per share:
---Basic EPS from continuing operations	$0.95	$0.76	25.0%
---Basic EPS from discontinued operations	$—	$0.01	(100.0)%
---Total basic	$0.95	$0.77	23.4%

---Diluted EPS from continuing operations	$0.95	$0.75	26.7%
---Diluted EPS from discontinued operations	$—	$0.01	N/A
---Total diluted	$0.94	$0.76	23.7%

Average shares outstanding:
---basic	448.5	454.0	(1.2)%
---diluted	449.6	455.6	(1.3)%

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues:
Investment management fees	$885.5	$13.3	$—	$—	$—	$6.4	$—	$905.2
Service and distribution fees	215.7	—	—	—	—	—	—	215.7
Performance fees	6.0	—	—	—	—	3.0	—	9.0
Other	28.3	1.0	—	—	—	(0.4)	—	28.9
Third-party distribution, service and advisory	—	(2.5)	(366.0)	—	—	—	—	(368.5)
Total operating revenues reconciled to net revenues	1,135.5	11.8	(366.0)	—	—	9.0	—	790.3

Operating expenses:
Employee compensation	324.1	2.5	—	—	(3.0)	—	(0.9)	322.7
Third-party distribution, service and advisory	366.0	—	(366.0)	—	—	—	—	—
Marketing	23.8	0.6	—	—	—	—	(0.1)	24.3
Property, office and technology	68.6	0.9	—	—	—	—	(1.1)	68.4
General and administrative	77.3	1.3	—	(3.8)	—	(9.3)	(1.2)	64.3
Transaction and integration	1.8	—	—	(1.8)	—	—	—	—
Total operating expenses	861.6	5.3	(366.0)	(5.6)	(3.0)	(9.3)	(3.3)	479.7

Operating income reconciled to adjusted operating income	273.9	6.5	—	5.6	3.0	18.3	3.3	310.6

Other income/(expense):
Equity in earnings of unconsolidated affiliates	6.9	(4.1)	—	—	—	0.8	—	3.6
Interest and dividend income	2.1	0.6	—	—	(1.1)	1.8	—	3.4
Interest income of consolidated investment products	50.7	—	—	—	—	(50.7)	—	—
Other gains/(losses) of consolidated investment products, net	(1.6)	—	—	—	—	1.6	—	—
Interest expense	(10.0)	—	—	—	—	—	—	(10.0)
Interest expense of consolidated investment products	(30.6)	—	—	—	—	30.6	—	—
Other gains and losses, net	0.4	—	—	—	(0.5)	—	(0.6)	(0.7)
Income from continuing operations before income taxes	291.8	3.0	—	5.6	1.4	2.4	2.7	306.9
Income tax provision	(83.5)	(3.0)	—	4.2	(0.4)	—	(0.5)	(83.2)
Income from continuing operations, net of income taxes	208.3	—	—	9.8	1.0	2.4	2.2	223.7
Loss from discontinued operations, net of taxes	(4.6)	—	—	4.6	—	—	—	—
Net income	203.7	—	—	14.4	1.0	2.4	2.2	223.7
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(1.1)	—	—	—	—	1.1	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$202.6	$—	$—	$14.4	$1.0	$3.5	$2.2	$223.7

Operating margin	24.1%					Adjusted operating margin		39.3%

Average diluted shares outstanding	450.1					Average diluted shares outstanding		450.1

Diluted EPS from continuing operations	$0.46					Adjusted diluted EPS		$0.50
Diluted EPS from discontinued operations	($0.01)
Diluted EPS	$0.45

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2013

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues:
Investment management fees	$844.6	$11.9	$—	$—	$—	$6.3	$—	$862.8
Service and distribution fees	206.3	—	—	—	—	—	—	206.3
Performance fees	36.1	—	—	—	—	2.5	—	38.6
Other	25.2	0.6	—	—	—	—	—	25.8
Third-party distribution, service and advisory	—	(2.1)	(346.1)	—	—	—	2.7	(345.5)
Total operating revenues reconciled to net revenues	1,112.2	10.4	(346.1)	—	—	8.8	2.7	788.0

Operating expenses:
Employee compensation	341.5	3.6	—	(2.4)	(7.5)	—	(0.4)	334.8
Third-party distribution, service and advisory	346.1	—	(346.1)	—	—	—	—	—
Marketing	22.2	1.0	—	—	—	—	(0.1)	23.1
Property, office and technology	66.5	0.7	—	—	—	—	(0.9)	66.3
General and administrative	67.5	1.2	—	(4.0)	—	(2.5)	(4.6)	57.6
Transaction and integration	1.4	—	—	(1.4)	—	—	—	—
Total operating expenses	845.2	6.5	(346.1)	(7.8)	(7.5)	(2.5)	(6.0)	481.8

Operating income reconciled to adjusted operating income	267.0	3.9	—	7.8	7.5	11.3	8.7	306.2

Other income/(expense):
Equity in earnings of unconsolidated affiliates	8.1	(4.6)	—	—	—	0.4	—	3.9
Interest and dividend income	2.2	0.7	—	—	(0.9)	1.9	—	3.9
Interest income of consolidated investment products	50.3	—	—	—	—	(50.3)	—	—
Other gains/(losses) of consolidated investment products, net	(21.1)	—	—	—	—	21.1	—	—
Interest expense	(9.7)	—	—	—	—	—	—	(9.7)
Interest expense of consolidated investment products	(32.7)	—	—	—	—	32.7	—	—
Other gains and losses, net	17.7	—	—	—	(18.0)	—	(0.2)	(0.5)
Income from continuing operations before income taxes	281.8	—	—	7.8	(11.4)	17.1	8.5	303.8
Income tax provision	(86.3)	—	—	4.5	2.9	—	(1.8)	(80.7)
Income from continuing operations, net of income taxes	195.5	—	—	12.3	(8.5)	17.1	6.7	223.1
Income from discontinued operations, net of taxes	4.1	—	—	(4.1)	—	—	—	—
Net income	199.6	—	—	8.2	(8.5)	17.1	6.7	223.1
Net (income)/loss attributable to noncontrolling interests in consolidated entities	22.6	—	—	—	—	(20.2)	—	2.4
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$222.2	$—	$—	$8.2	($8.5)	($3.1)	$6.7	$225.5

Operating margin	24.0%					Adjusted operating margin		38.9%

Average diluted shares outstanding	449.0					Average diluted shares outstanding		449.0

Diluted EPS form continuing operations	$0.49					Adjusted diluted EPS		$0.50
Diluted EPS from discontinued operations	$0.01
Diluted EPS	$0.49

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2012

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition / Disposition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other reconciling items	Non-GAAP basis

Operating revenues:
Investment management fees	$753.2	$11.1	$—	$—	$—	$10.4	$—	$774.7
Service and distribution fees	187.1	—	—	—	—	—	—	187.1
Performance fees	15.6	—	—	—	—	0.1	—	15.7
Other	25.9	0.1	—	—	—	—	—	26.0
Third-party distribution, service and advisory	—	(2.0)	(315.6)	—	—	—	—	(317.6)
Total operating revenues reconciled to net revenues	981.8	9.2	(315.6)	—	—	10.5	—	685.9

Operating expenses:
Employee compensation	288.3	2.9	—	—	0.2	—	(1.2)	290.2
Third-party distribution, service and advisory	315.6	—	(315.6)	—	—	—	—	—
Marketing	26.4	0.8	—	—	—	—	(0.6)	26.6
Property, office and technology	65.3	0.8	—	—	—	—	(1.5)	64.6
General and administrative	85.3	1.2	—	(9.6)	—	(14.7)	(2.5)	59.7
Transaction and integration	1.1	—	—	(1.1)	—	—	—	—
Total operating expenses	782.0	5.7	(315.6)	(10.7)	0.2	(14.7)	(5.8)	441.1

Operating income reconciled to adjusted operating income	199.8	3.5	—	10.7	(0.2)	25.2	5.8	244.8

Other income/(expense):
Equity in earnings of unconsolidated affiliates	6.9	(4.2)	—	—	—	2.8	—	5.5
Interest and dividend income	2.2	0.7	—	—	(1.2)	3.5	—	5.2
Interest income of consolidated investment products	68.7	—	—	—	—	(68.7)	—	—
Other gains/(losses) of consolidated investment products, net	77.2	—	—	—	—	(77.2)	—	—
Interest expense	(13.4)	—	—	—	—	—	—	(13.4)
Interest expense of consolidated investment products	(46.9)	—	—	—	—	46.9	—	—
Other gains and losses, net	(7.7)	—	—	—	5.0	—	1.0	(1.7)
Income from continuing operations before income taxes	286.8	—	—	10.7	3.6	(67.5)	6.8	240.4
Income tax provision	(61.2)	—	—	3.8	(1.2)	—	(1.7)	(60.3)
Income from continuing operations, net of income taxes	225.6	—	—	14.5	2.4	(67.5)	5.1	180.1
Income from discontinued operations, net of taxes	2.0	—	—	(2.0)	—	—	—	—
Net income	227.6	—	—	12.5	2.4	(67.5)	5.1	180.1
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(73.7)	—	—	—	—	73.7	—	—
Net income attributable to common shareholders reconciled to adjusted net income attributable to common shareholders	$153.9	$—	$—	$12.5	$2.4	$6.2	$5.1	$180.1

Operating margin	20.4%				Adjusted operating margin			35.7%

Average diluted shares outstanding	455.3				Average diluted shares outstanding			455.3

Diluted EPS form continuing operations	$0.33				Adjusted diluted EPS			$0.40
Diluted EPS from discontinued operations	$—
Diluted EPS	$0.34

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Balance Sheet Information Excluding Consolidated Investment Products
(a non-GAAP presentation, unaudited, in millions)

	June 30, 2013	December 31, 2012
ADJUSTED ASSETS
Adjusted current assets:
Cash and cash equivalents	$916.2	$835.5
Unsettled fund receivables	1,058.7	550.1
Accounts receivable	463.5	453.8
Investments	375.5	363.9
Prepaid assets	49.6	50.3
Assets held for sale	101.2	—
Other current assets	100.5	94.5
Deferred tax asset, net	37.3	38.4
Assets held for policyholders	1,229.4	1,153.6
Total adjusted current assets	4,331.9	3,540.1

Adjusted non-current assets:
Investments	440.7	313.4
Security deposit assets and receivables	14.7	27.4
Other non-current assets	28.9	26.8
Deferred sales commissions	49.8	47.7
Property and equipment, net	328.8	349.6
Intangible assets, net	1,270.4	1,287.7
Goodwill	6,739.8	7,048.2
Total adjusted non-current assets	8,873.1	9,100.8
Total adjusted assets	$13,205.0	$12,640.9

ADJUSTED LIABILITIES AND EQUITY
Adjusted current liabilities:
Unsettled fund payables	1,060.1	552.5
Income taxes payable	34.6	77.9
Other current liabilities	691.4	833.6
Policyholder payables	1,229.4	1,153.6
Total adjusted current liabilities	3,015.5	2,617.6

Adjusted non-current liabilities:
Long-term debt	1,445.6	1,186.0
Deferred tax liabilities, net	360.3	311.4
Security deposits payable	14.7	27.4
Other non-current liabilities	296.0	306.2
Total adjusted non-current liabilities	2,116.6	1,831.0
Total adjusted liabilities	5,132.1	4,448.6

Adjusted equity:
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,046.2	6,141.0
Treasury shares	(1,369.4)	(1,382.9)
Retained earnings	3,027.0	2,780.1
Accumulated other comprehensive income, net of tax	268.9	551.4
Total adjusted equity attributable to common shareholders	8,070.8	8,187.7
Adjusted equity attributable to noncontrolling interests in consolidated entities	2.1	4.6
Total adjusted equity	8,072.9	8,192.3
Total adjusted liabilities and equity	$13,205.0	$12,640.9

Invesco Ltd.
U.S. GAAP Condensed Consolidated Balance Sheets
(Unaudited, in millions)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$916.2	$835.5
Cash and cash equivalents of consolidated investment products	360.6	287.8
Unsettled fund receivables	1,058.7	550.1
Accounts receivable	457.6	449.4
Accounts receivable of consolidated investment products	140.4	84.1
Investments	350.1	363.9
Investments of consolidated investment products	217.1	—
Prepaid assets	49.6	50.3
Assets held for sale	101.2	—
Other current assets	100.5	94.5
Deferred tax asset, net	37.3	38.4
Assets held for policyholders	1,229.4	1,153.6
Total current assets	5,018.7	3,907.6

Non-current assets:
Investments	373.3	246.8
Investments of consolidated investment products	4,314.2	4,550.6
Security deposit assets and receivables	14.7	27.4
Other non-current assets	28.9	26.8
Deferred sales commissions	49.8	47.7
Property and equipment, net	328.8	349.6
Intangible assets, net	1,270.4	1,287.7
Goodwill	6,739.8	7,048.2
Total non-current assets	13,119.9	13,584.8
Total assets	$18,138.6	$17,492.4

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt of consolidated investment products	206.0	—
Unsettled fund payables	1,060.1	552.5
Income taxes payable	34.6	77.9
Other current liabilities	691.4	824.7
Other current liabilities of consolidated investment products	208.2	104.3
Policyholder payables	1,229.4	1,153.6
Total current liabilities	3,429.7	2,713.0

Non-current liabilities:
Long-term debt	1,445.6	1,186.0
Long-term debt of consolidated investment products	3,838.3	3,899.4
Deferred tax liabilities, net	360.3	311.4
Security deposits payable	14.7	27.4
Other non-current liabilities	296.0	306.2
Total non-current liabilities	5,954.9	5,730.4
Total liabilities	9,384.6	8,443.4

Equity:
Equity attributable to common shareholders:
Common shares	98.1	98.1
Additional paid-in-capital	6,046.2	6,141.0
Treasury shares	(1,369.4)	(1,382.9)
Retained earnings	3,047.7	2,801.3
Retained earnings appropriated for investors in consolidated investment products	98.0	128.8
Accumulated other comprehensive income, net of tax	243.9	530.5
Total equity attributable to common shareholders	8,164.5	8,316.8
Equity attributable to noncontrolling interests in consolidated entities	589.5	732.2
Total equity	8,754.0	9,049.0
Total liabilities and equity	$18,138.6	$17,492.4

Invesco Ltd.
Reconciliations of Condensed Consolidated Balance Sheet Information Excluding Consolidated Investment Products to U.S. GAAP Condensed Consolidated Balance Sheets (unaudited, in millions)

	June 30, 2013			December 31, 2012
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
ASSETS
Current assets:
Cash and cash equivalents	$916.2	$—	$916.2	$835.5	$—	$835.5
Cash and cash equivalents of consolidated investment products	—	360.6	360.6	—	287.8	287.8
Unsettled fund receivables	1,058.7	—	1,058.7	550.1	—	550.1
Accounts receivable	463.5	(5.9)	457.6	453.8	(4.4)	449.4
Accounts receivable of consolidated investment products	—	140.4	140.4	—	84.1	84.1
Investments	375.5	(25.4)	350.1	363.9	—	363.9
Investments of consolidated investment products	—	217.1	217.1	—	—	—
Prepaid assets	49.6	—	49.6	50.3	—	50.3
Assets held for sale	101.2	—	101.2	—	—	—
Other current assets	100.5	—	100.5	94.5	—	94.5
Deferred tax asset, net	37.3	—	37.3	38.4	—	38.4
Assets held for policyholders	1,229.4	—	1,229.4	1,153.6	—	1,153.6
Total current assets	4,331.9	686.8	5,018.7	3,540.1	367.5	3,907.6

Non-current assets:
Investments	440.7	(67.4)	373.3	313.4	(66.6)	246.8
Investments of consolidated investment products	—	4,314.2	4,314.2	—	4,550.6	4,550.6
Security deposit assets and receivables	14.7	—	14.7	27.4	—	27.4
Other non-current assets	28.9	—	28.9	26.8	—	26.8
Deferred sales commissions	49.8	—	49.8	47.7	—	47.7
Property and equipment, net	328.8	—	328.8	349.6	—	349.6
Intangible assets, net	1,270.4	—	1,270.4	1,287.7	—	1,287.7
Goodwill	6,739.8	—	6,739.8	7,048.2	—	7,048.2
Total non-current assets	8,873.1	4,246.8	13,119.9	9,100.8	4,484.0	13,584.8
Total assets	$13,205.0	$4,933.6	$18,138.6	$12,640.9	$4,851.5	$17,492.4

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt of consolidated investment products	—	206.0	206.0	—	—	—
Unsettled fund payables	1,060.1	—	1,060.1	552.5	—	552.5
Income taxes payable	34.6	—	34.6	77.9	—	77.9
Other current liabilities	691.4	—	691.4	833.6	(8.9)	824.7
Other current liabilities of consolidated investment products	—	208.2	208.2	—	104.3	104.3
Policyholder payables	1,229.4	—	1,229.4	1,153.6	—	1,153.6
Total current liabilities	3,015.5	414.2	3,429.7	2,617.6	95.4	2,713.0

Non-current liabilities:
Long-term debt	1,445.6	—	1,445.6	1,186.0	—	1,186.0
Long-term debt of consolidated investment products	—	3,838.3	3,838.3	—	3,899.4	3,899.4
Deferred tax liabilities, net	360.3	—	360.3	311.4	—	311.4
Security deposits payable	14.7	—	14.7	27.4	—	27.4
Other non-current liabilities	296.0	—	296.0	306.2	—	306.2
Total non-current liabilities	2,116.6	3,838.3	5,954.9	1,831.0	3,899.4	5,730.4
Total liabilities	5,132.1	4,252.5	9,384.6	4,448.6	3,994.8	8,443.4

Equity:
Equity attributable to common shareholders:
Common shares	98.1	—	98.1	98.1	—	98.1
Additional paid-in-capital	6,046.2	—	6,046.2	6,141.0	—	6,141.0
Treasury shares	(1,369.4)	—	(1,369.4)	(1,382.9)	—	(1,382.9)
Retained earnings	3,027.0	20.7	3,047.7	2,780.1	21.2	2,801.3
Retained earnings appropriated for investors in consolidated investment products	—	98.0	98.0	—	128.8	128.8
Accumulated other comprehensive income, net of tax	268.9	(25.0)	243.9	551.4	(20.9)	530.5
Total equity attributable to common shareholders	8,070.8	93.7	8,164.5	8,187.7	129.1	8,316.8
Equity attributable to noncontrolling interests in consolidated entities	2.1	587.4	589.5	4.6	727.6	732.2
Total equity	8,072.9	681.1	8,754.0	8,192.3	856.7	9,049.0
Total liabilities and equity	$13,205.0	$4,933.6	$18,138.6	$12,640.9	$4,851.5	$17,492.4

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Condensed Consolidated Cash Flow Statement Information Excluding Consolidated Investment Products
(a non-GAAP presentation, unaudited, in millions)

	Six months ended June 30,
	2013	2012
Adjusted operating activities:
U.S. GAAP net income	$403.3	$302.4
Consolidated investment product net loss	19.5	47.4
Net income adjusted to remove impact of CIP	422.8	349.8
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	44.2	50.9
Share-based compensation expense	69.4	67.0
(Gains)/losses on disposals of property, equipment, and software, net	0.5	(0.5)
Purchase of trading investments	(7,246.0)	(5,210.0)
Sale of trading investments	7,246.6	5,200.8
Other gains and losses, net	(18.1)	(10.9)
Tax benefit from share-based compensation	57.3	42.3
Excess tax benefits from share-based compensation	(16.7)	(12.0)
Equity in earnings of unconsolidated affiliates	(16.3)	(16.0)
Dividends from unconsolidated affiliates	1.9	13.1
Changes in operating assets and liabilities:
Decrease/(increase) in receivables	(716.8)	238.9
(Decrease)/increase in payables	459.9	(431.5)
Adjusted net cash provided by/(used in) operating activities	288.7	281.9

Adjusted investing activities:
Purchase of property and equipment	(40.3)	(37.2)
Disposal of property and equipment	—	0.6
Purchase of available-for-sale investments	(31.8)	(73.5)
Sale of available-for-sale investments	26.1	26.1
Purchase of other investments	(164.6)	(63.7)
Sale of other investments	39.7	46.2
Returns of capital and distributions from equity method investments	11.7	15.1
Acquisition earn out payments	(1.2)	(5.6)
Adjusted net cash provided by/(used in) investing activities	(160.4)	(92.0)

Adjusted financing activities:
Proceeds from exercises of share options	10.8	12.1
Purchases of treasury shares	(120.5)	(150.0)
Dividends paid	(178.4)	(133.7)
Excess tax benefits from share-based compensation	16.7	12.0
Net borrowings/(repayments) under credit facility	259.5	272.0
Repayments of senior notes	—	(215.1)
Adjusted net cash provided by/(used in) financing activities	(11.9)	(202.7)
(Decrease)/increase in cash and cash equivalents	116.4	(12.8)
Foreign exchange movement on cash and cash equivalents	(35.7)	3.8
Cash and cash equivalents, beginning of period	835.5	727.4
Cash and cash equivalents, end of period	$916.2	$718.4

Invesco Ltd.
U.S. GAAP Condensed Consolidated Statements of Cash Flows
(Unaudited, in millions)

	Six months ended June 30,
	2013	2012
Operating activities:
Net income	$403.3	$302.4
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization and depreciation	44.2	50.9
Share-based compensation expense	69.4	67.0
(Gains)/losses on disposals of property, equipment, and software, net	0.5	(0.5)
Purchase of trading investments	(7,246.0)	(5,210.0)
Sale of trading investments	7,246.6	5,200.8
Other gains and losses, net	(18.1)	(10.9)
Losses/(gains) of consolidated investment products, net	22.7	44.7
Tax benefit from share-based compensation	57.3	42.3
Excess tax benefits from share-based compensation	(16.7)	(12.0)
Equity in earnings of unconsolidated affiliates	(15.0)	(16.6)
Dividends from unconsolidated affiliates	1.9	13.1
Changes in operating assets and liabilities:
Decrease/(increase) in cash held by consolidated investment products	(76.0)	(45.9)
Decrease/(increase) in receivables	(711.9)	263.1
(Decrease)/increase in payables	493.4	(441.2)
Net cash provided by/(used in) operating activities	255.6	247.2

Investing activities:
Purchase of property and equipment	(40.3)	(37.2)
Disposal of property and equipment	—	0.6
Purchase of available-for-sale investments	(25.2)	(67.5)
Sale of available-for-sale investments	23.0	23.8
Purchase of investments by consolidated investment products	(2,504.3)	(1,584.6)
Sale of investments by consolidated investment products	2,584.6	1,492.1
Purchase of other investments	(164.6)	(63.4)
Sale of other investments	39.7	46.2
Returns of capital and distributions from equity method investments	9.9	8.7
Acquisition earn out payments	(1.2)	(5.6)
Net cash provided by/(used in) investing activities	(78.4)	(186.9)

Financing activities:
Proceeds from exercises of share options	10.8	12.1
Purchases of treasury shares	(120.5)	(150.0)
Dividends paid	(178.4)	(133.7)
Excess tax benefits from share-based compensation	16.7	12.0
Capital invested into consolidated investment products	34.5	19.4
Capital distributed by consolidated investment products	(128.1)	(35.5)
Net borrowings/(repayments) of debt of consolidated investment products	44.7	145.7
Net borrowings/(repayments) under credit facility	259.5	272.0
Repayment of senior notes	—	(215.1)
Net cash provided by/(used in) financing activities	(60.8)	(73.1)
(Decrease)/increase in cash and cash equivalents	116.4	(12.8)
Foreign exchange movement on cash and cash equivalents	(35.7)	3.8
Cash and cash equivalents, beginning of period	835.5	727.4
Cash and cash equivalents, end of period	$916.2	$718.4

Invesco Ltd.
Reconciliations of Condensed Consolidated Cash Flow Information Excluding Consolidated Investment Products to U.S. GAAP Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Six months ended June 30, 2013			Six months ended June 30, 2012
	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)	Before Consolidation (non-GAAP)	Impact of Consolidation	Total (U.S. GAAP)
Operating activities:
Net income	$422.8	($19.5)	$403.3	$349.8	($47.4)	$302.4
Amortization and depreciation	44.2	—	44.2	50.9	—	50.9
Share-based compensation expense	69.4	—	69.4	67.0	—	67.0
(Gains)/losses on disposals of property, equipment, and software, net	0.5	—	0.5	(0.5)	—	(0.5)
Purchase of trading investments	(7,246.0)	—	(7,246.0)	(5,210.0)	—	(5,210.0)
Sale of trading investments	7,246.6	—	7,246.6	5,200.8	—	5,200.8
Other gains and losses, net	(18.1)	—	(18.1)	(10.9)	—	(10.9)
Losses/(gains) of consolidated investment products, net	—	22.7	22.7	—	44.7	44.7
Tax benefit from share-based compensation	57.3	—	57.3	42.3	—	42.3
Excess tax benefits from share-based compensation	(16.7)	—	(16.7)	(12.0)	—	(12.0)
Equity in earnings of unconsolidated affiliates	(16.3)	1.3	(15.0)	(16.0)	(0.6)	(16.6)
Dividends from unconsolidated affiliates	1.9	—	1.9	13.1	—	13.1
Changes in operating assets and liabilities:
Decrease/(increase) in cash held by CIP	—	(76.0)	(76.0)	—	(45.9)	(45.9)
Decrease/(increase) in receivables	(716.8)	4.9	(711.9)	238.9	24.2	263.1
(Decrease)/increase in payables	459.9	33.5	493.4	(431.5)	(9.7)	(441.2)
Net cash provided by/(used in) operating activities	288.7	(33.1)	255.6	281.9	(34.7)	247.2

Investing activities:
Purchase of property and equipment	(40.3)	—	(40.3)	(37.2)	—	(37.2)
Disposal of property and equipment	—	—	—	0.6	—	0.6
Purchase of available-for-sale investments	(31.8)	6.6	(25.2)	(73.5)	6.0	(67.5)
Sale of available-for-sale investments	26.1	(3.1)	23.0	26.1	(2.3)	23.8
Purchase of investments by CIP	—	(2,504.3)	(2,504.3)	—	(1,584.6)	(1,584.6)
Sale of investments by CIP	—	2,584.6	2,584.6	—	1,492.1	1,492.1
Purchase of other investments	(164.6)	—	(164.6)	(63.7)	0.3	(63.4)
Sale of other investments	39.7	—	39.7	46.2	—	46.2
Returns of capital and distributions from equity method investments	11.7	(1.8)	9.9	15.1	(6.4)	8.7
Acquisition earn-out payments	(1.2)	—	(1.2)	(5.6)	—	(5.6)
Net cash provided by/(used in) investing activities	(160.4)	82.0	(78.4)	(92.0)	(94.9)	(186.9)

Financing activities:
Proceeds from exercises of share options	10.8	—	10.8	12.1	—	12.1
Purchases of treasury shares	(120.5)	—	(120.5)	(150.0)	—	(150.0)
Dividends paid	(178.4)	—	(178.4)	(133.7)	—	(133.7)
Excess tax benefits from share-based compensation	16.7	—	16.7	12.0	—	12.0
Capital invested into CIP	—	34.5	34.5	—	19.4	19.4
Capital distributed by CIP	—	(128.1)	(128.1)	—	(35.5)	(35.5)
Net borrowings/(repayments) of debt of CIP	—	44.7	44.7	—	145.7	145.7
Net borrowings/(repayments) under credit facility	259.5	—	259.5	272.0	—	272.0
Repayments of senior notes	—	—	—	(215.1)	—	(215.1)
Net cash provided by/(used in) financing activities	(11.9)	(48.9)	(60.8)	(202.7)	129.6	(73.1)
(Decrease)/increase in cash and cash equivalents	116.4	—	116.4	(12.8)	—	(12.8)
Foreign exchange movement on cash and cash equivalents	(35.7)	—	(35.7)	3.8	—	3.8
Cash and cash equivalents, beginning of period	835.5	—	835.5	727.4	—	727.4
Cash and cash equivalents, end of period	$916.2	$—	$916.2	$718.4	$—	$718.4

See pages 19 through 21 for notes to the reconciliation.

Invesco Ltd.
Notes

Notes 1 through 8 relate to the income statement reconciliations presented on pages 10 through 12. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the Form 10-K for the year ended December 31, 2012.

Note 9 relates to the balance sheet and cash flow statement reconciliations on pages 15 and 18, respectively.

Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

1.	Acquisition/disposition related adjustments

Acquisition/disposition related adjustments are comprised of amounts incurred by the company in connection with business combinations, including transaction and integration expenses, intangible asset amortization (including any increased amortization related to the write-off of related management contract intangible assets), changes in estimates of acquisition earn-out liabilities booked from prior acquisitions, employee severance expenses associated with the cessation of activities related to a previous acquisition, gains and losses related to dispositions, and all related tax effects. In addition, the net (income)/loss from discontinued operations associated with the pending sale of the Atlantic Trust business has been excluded from the non-GAAP income statement information. Exclusion of this line item assists in evaluating the continuing business performance and comparability with our results period to period, and aids comparability with peer companies that may not have similar discontinued operations. Prior period comparative information has been reclassified to conform to this presentation.

Adjustment amounts related to acquisition and disposition activities are as follows:

in millions	Q2-13	Q1-13	Q2-12
Employee compensation	$—	$2.4	$—
Transaction and integration	1.8	1.4	1.1
Taxation on transaction and integration	(0.8)	(0.5)	(0.4)
Intangible amortization	3.8	4.0	9.8
Taxation on amortization	(0.4)	(0.4)	(0.8)
Deferred taxation	5.4	5.4	5.0
Change in contingent consideration estimates	—	—	(0.2)
(Income)/loss from discontinued operations, net of taxes	4.6	(4.1)	(2.0)
	$14.4	$8.2	$12.5

2. Third-party distribution, service and advisory expenses

Third-party distribution, service and advisory expenses include renewal commissions, management fee rebates and distribution costs (12b-1 and marketing support) paid to brokers and independent financial advisors, which are all closely linked to the revenue earned by Invesco from AUM but vary extensively by geography due to differences in distribution channels.  The non-GAAP presentation nets these costs against revenues to arrive at net revenues, which serves to reflect these costs as revenue sharing activities and to remove distortions caused by differing distribution channel fees.

3. Proportional share of net revenues and operating income from joint venture investments

The company has two joint ventures in China.  Enhancing operations in China is one effort that the company believes could improve its competitive position over time.  U.S. GAAP requires classification of the pre-tax joint venture income as equity in earnings of unconsolidated affiliates.  The non-GAAP adjustment proportionately consolidates these joint ventures, serving to illustrate the contribution of these joint ventures to the operations of the business.

4.	Consolidated investment products (CIP)

Management and performance fees earned by the company, which were eliminated from operating revenues upon consolidation of the CIPs, were $9.4 million in the second quarter (first quarter 2013: $8.8 million; second quarter 2012: $10.5 million) while other revenues of $0.4 million were recorded by the CIPs in the second quarter (first quarter 2013: none; second quarter 2012: none). By deconsolidating these products in the non-GAAP information, the management and performance fees are added back while the other revenues are excluded. Similarly, the consolidated investment products' operating expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. The consolidation of the investment products resulted in a decrease of $3.5 million in net income attributable to common shareholders in the second quarter U.S. GAAP earnings (first quarter 2013: $3.1 million increase; second quarter 2012: $6.2 million decrease). The above adjustments remove this impact.

5.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. The market appreciation of the compensation liability was $3.0 million in the second quarter (first quarter 2013: $7.5 million appreciation; second quarter 2012: $0.2 million depreciation) with an investment gain, inclusive of interest and dividend income, of $1.6 million in the second quarter (first quarter 2013: $18.9 million gain; second quarter 2012: $3.8 million loss) on the assets held to hedge economically the compensation liability. This change in compensation expense and the investment income are adjusted in arriving at the non-GAAP information and, net of the applicable taxation charge of $0.4 million in the second quarter (first quarter 2013: $2.9 million; second quarter 2012: $1.2 million credit), result in a net income addition of $1.0 million for the second quarter (first quarter 2013: $8.5 million deduction; second quarter 2012: $2.4 million addition).

6.	Other reconciling items

•
European infrastructure transformational initiative: As announced in 2011, the company is outsourcing its European transfer agency and is making certain structural changes to product and distribution platforms. Expenses incurred related to the European infrastructure activities are excluded in arriving at the non-GAAP financial information. During the second quarter, the initiative incurred $0.9 million in compensation expenses (first quarter 2013: $0.4 million; second quarter 2012: $1.2 million); $1.2 million in general and administrative costs, primarily related to professional contractor services and mutual fund costs (first quarter 2013: $1.6 million; second quarter 2012: $2.5 million); $0.1 million in marketing costs (first quarter 2013: $0.1 million; second quarter 2012: $0.6 million); and $1.1 million of property, office and technology costs (first quarter 2013: $0.9 million; second quarter 2012: $1.5 million). In addition, as part of the outsourcing of the U.K. transfer agency, operational process changes resulted in an accounting adjustment recognizing additional distribution expense in the first quarter of $2.7 million. This expense was attributable to periods prior to 2012. The company recorded an income tax charge of $0.6 million in the second quarter 2013 relating to the exclusion of these expenses from the non-GAAP financial information (first quarter 2013: $1.1 million; second quarter 2012: $1.5 million).

•
Included within general and administrative expenses for the first quarter 2013 was a charge of $3.0 million relating to a true up of a prior year levy from the U.K. Financial Services Compensation Scheme. The company's tax provision for the first quarter 2013 included tax benefits of $0.7 million relating to this charge.

•
Included within other gains and losses, net for the second quarter is a loss of $0.3 million related to the mark-to-market of foreign exchange put option contracts intended to provide protection against the impact of a significant decline in the Pound Sterling/U.S. Dollar foreign exchange rate (first quarter 2013: $0.4 million; second quarter 2012; $1.2 million).  These contracts provide coverage through to March 25, 2014. The adjustment from U.S. GAAP to non-GAAP earnings for the second quarter is a charge of $0.6 million (first quarter 2013: $0.2 million charge; second quarter 2012; $1.0 million credit) that removes the impact of market volatility; therefore, the company's non-GAAP results include only the amortization of the cost of the contracts during the contract period. The company recorded a tax benefit of $0.1 million in the second quarter 2013 relating to this non-GAAP adjustment (first quarter: none; second quarter 2012; $0.2 million benefit).

Due to the unique character and magnitude of these items, their impact has been excluded in calculating the non-GAAP financial measures.

7.	Definition of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

8.	Definition of adjusted diluted EPS

Adjusted diluted EPS is equal to adjusted net income attributable to common shareholders divided by the weighted average number of shares outstanding.

9.	Balance sheets and cash flow information excluding CIP

U.S. GAAP condensed consolidating balance sheets and condensed consolidated statements of cash flows reflect the consolidation of investment products. The majority of the company's consolidated investment products balances are CLO-related. The collateral assets of the CLOs are held solely to satisfy the obligations of the CLOs. The company has no right to the benefits from, nor does it bear the risks associated with, the collateral assets held by the CLOs, beyond the company's minimal direct investments in, and management fees generated from, CLOs. If the company were to liquidate, the collateral assets would not be available to the general creditors of the company, and as a result, the company does not consider them to be company assets. Additionally, the investors in the CLOs have no recourse to the general credit of the company for the notes issued by the CLOs. The company therefore does not consider this debt to be a company liability. Similarly, cash held by consolidated investment products is not available for general use by Invesco, nor is Invesco cash available for general use by its consolidated investment products.

By deconsolidating the consolidated investment products in the condensed consolidated balance sheet information excluding consolidated investment products, the assets, liabilities and equity of the consolidated investment products are removed and the company's equity interest in the investment products, accounted for as equity method and available-for-sale investments, are replaced. The company considers this a more representative presentation of the company's financial position, and calculations made therefrom, such as debt-to-equity ratios, are more meaningful excluding these balances.

The condensed consolidated cash flow information excluding consolidated investment products present the cash flows of the company separately and before consolidation of investment products, as the cash flows of consolidated investment products do not form part of the company's cash flow management processes, nor do they form part of the company's significant liquidity evaluations and decisions for the reasons noted.

Invesco Ltd.
Quarterly Assets Under Management(f)

(in billions)	Q2-13		Q1-13		% Change	Q2-12
Beginning Assets	$707.7		$667.4		6.0%	$653.3
Long-term inflows	44.4		47.6		(6.7)%	29.4
Long-term outflows	(43.0)		(33.3)		29.1%	(32.4)
Long-term net flows	1.4		14.3		(90.2)%	(3.0)
Net flows in Invesco PowerShares QQQ fund	0.7		(0.4)		N/A	(2.1)
Net flows in institutional money market funds	(0.7)		4.8		N/A	(3.4)
Total net flows	1.4		18.7		(92.5)%	(8.5)
Market gains and losses/reinvestment	(1.3)		30.5		N/A	(14.7)
Foreign currency translation	(2.2)		(8.9)		(75.3)%	(2.5)
Ending Assets	$705.6		$707.7		(0.3)%	$627.6

Average long-term AUM	$609.1		$586.0		3.9%	$531.3
Average short-term AUM (d)	110.7		105.6		4.8%	100.6
Average AUM	$719.8		$691.6		4.1%	$631.9
Gross revenue yield on AUM(a)	63.4	bps	64.6	bps		62.5	bps
Gross revenue yield on AUM before performance fees(a)	63.1	bps	62.5	bps		61.5	bps
Net revenue yield on AUM(b)	43.9	bps	45.6	bps		43.4	bps
Net revenue yield on AUM before performance fees(b)	43.4	bps	43.3	bps		42.4	bps

(in billions)	Total AUM	Active(e)	Passive(e)
March 31, 2013	$707.7	$584.6	$123.1
Long-term inflows	44.4	32.6	11.8
Long-term outflows	(43.0)	(32.5)	(10.5)
Long-term net flows	1.4	0.1	1.3
Net flows in Invesco PowerShares QQQ fund	0.7	—	0.7
Net flows in institutional money market funds	(0.7)	(0.7)	—
Total net flows	1.4	(0.6)	2.0
Market gains and losses/reinvestment	(1.3)	(0.3)	(1.0)
Foreign currency translation	(2.2)	(1.8)	(0.4)
June 30, 2013	$705.6	$581.9	$123.7

Average AUM	$719.8	$593.9	$125.9
Gross revenue yield on AUM(a)	63.4bps	74.5bps	11.6bps
Net revenue yield on AUM(b)	43.9bps	50.8bps	11.6bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2013	$707.7	$454.9	$252.8
Long-term inflows	44.4	37.7	6.7
Long-term outflows	(43.0)	(32.8)	(10.2)
Long-term net flows	1.4	4.9	(3.5)
Net flows in Invesco PowerShares QQQ fund	0.7	0.7	—
Net flows in institutional money market funds	(0.7)	—	(0.7)
Total net flows	1.4	5.6	(4.2)
Market gains and losses/reinvestment	(1.3)	(1.6)	0.3
Foreign currency translation	(2.2)	(1.2)	(1.0)
June 30, 2013	$705.6	$457.7	$247.9

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
March 31, 2013	$707.7	$319.1	$175.9	$49.3	$77.8	$85.6
Long-term inflows	44.4	21.0	9.6	5.6	1.2	7.0
Long-term outflows	(43.0)	(22.4)	(9.5)	(3.5)	(0.7)	(6.9)
Long-term net flows	1.4	(1.4)	0.1	2.1	0.5	0.1
Net flows in Invesco PowerShares QQQ fund	0.7	0.7	—	—	—	—
Net flows in institutional money market funds	(0.7)	—	—	—	(0.7)	—
Total net flows	1.4	(0.7)	0.1	2.1	(0.2)	0.1
Market gains and losses/reinvestment	(1.3)	4.3	(2.7)	(1.5)	0.2	(1.6)
Foreign currency translation	(2.2)	(1.3)	(0.2)	(0.2)	—	(0.5)
June 30, 2013	$705.6	$321.4	$173.1	$49.7	$77.8	$83.6

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2013	$707.7	$482.4	$26.0	$104.6	$44.3	$50.4
Long-term inflows	44.4	25.6	0.9	4.4	7.5	6.0
Long-term outflows	(43.0)	(25.9)	(1.3)	(5.0)	(5.0)	(5.8)
Long-term net flows	1.4	(0.3)	(0.4)	(0.6)	2.5	0.2
Net flows in Invesco PowerShares QQQ fund	0.7	0.7	—	—	—	—
Net flows in institutional money market funds	(0.7)	(0.4)	—	0.1	(0.1)	(0.3)
Total net flows	1.4	—	(0.4)	(0.5)	2.4	(0.1)
Market gains and losses/reinvestment	(1.3)	(0.9)	0.1	0.3	(0.4)	(0.4)
Foreign currency translation	(2.2)	—	(0.9)	(0.1)	0.1	(1.3)
June 30, 2013	$705.6	$481.5	$24.8	$104.3	$46.4	$48.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management(f)

(in billions)	June 30, 2013		June 30, 2012		% Change
Beginning Assets	$667.4		$607.3		9.9%
Long-term inflows	92.0		63.5		44.9%
Long-term outflows	(76.3)		(64.3)		18.7%
Long-term net flows	15.7		(0.8)		N/A
Net flows in Invesco PowerShares QQQ fund	0.3		2.1		(85.7)%
Net flows in institutional money market funds	4.1		(2.3)		N/A
Total net flows	20.1		(1.0)		N/A
Market gains and losses/reinvestment	29.2		21.7		34.6%
Foreign currency translation	(11.1)		(0.4)		N/A
Ending Assets	$705.6		$627.6		12.4%

Average long-term AUM	$597.5		$534.7		11.7%
Average short-term AUM (d)	108.2		101.6		6.5%
Average AUM	$705.7		$636.3		10.9%
Gross revenue yield on AUM(a)	64.0	bps	62.8	bps
Gross revenue yield on AUM before performance fees(a)	62.8	bps	61.7	bps
Net revenue yield on AUM(b)	44.7	bps	43.9	bps
Net revenue yield on AUM before performance fees(b)	43.4	bps	42.8	bps

(in billions)	Total AUM		Active(e)		Passive(e)
December 31, 2012	$667.4		$553.4		$114.0
Long-term inflows	92.0		66.7		25.3
Long-term outflows	(76.3)		(58.7)		(17.6)
Long-term net flows	15.7		8.0		7.7
Net flows in Invesco PowerShares QQQ fund	0.3		—		0.3
Net flows in institutional money market funds	4.1		4.1		—
Total net flows	20.1		12.1		8.0
Market gains and losses/reinvestment	29.2		26.8		2.4
Foreign currency translation	(11.1)		(10.4)		(0.7)
June 30, 2013	$705.6		$581.9		$123.7

Average AUM	$705.7		$582.7		$123.0
Gross revenue yield on AUM(a)	64.0	bps	75.2	bps	11.1	bps
Net revenue yield on AUM(b)	44.7	bps	51.8	bps	11.1	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2012	$667.4	$425.8	$241.6
Long-term inflows	92.0	73.9	18.1
Long-term outflows	(76.3)	(58.7)	(17.6)
Long-term net flows	15.7	15.2	0.5
Net flows in Invesco PowerShares QQQ fund	0.3	0.3	—
Net flows in institutional money market funds	4.1	—	4.1
Total net flows	20.1	15.5	4.6
Market gains and losses/reinvestment	29.2	24.5	4.7
Foreign currency translation	(11.1)	(8.1)	(3.0)
June 30, 2013	$705.6	$457.7	$247.9

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management(f) (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (d)	Alternatives(c)
December 31, 2012	$667.4	$295.6	$171.9	$43.6	$73.3	$83.0
Long-term inflows	92.0	39.5	23.7	12.6	1.9	14.3
Long-term outflows	(76.3)	(38.6)	(18.6)	(5.5)	(1.5)	(12.1)
Long-term net flows	15.7	0.9	5.1	7.1	0.4	2.2
Net flows in Invesco PowerShares QQQ fund	0.3	0.3	—	—	—	—
Net flows in institutional money market funds	4.1	—	—	—	4.1	—
Total net flows	20.1	1.2	5.1	7.1	4.5	2.2
Market gains and losses/reinvestment	29.2	31.6	(2.4)	0.4	—	(0.4)
Foreign currency translation	(11.1)	(7.0)	(1.5)	(1.4)	—	(1.2)
June 30, 2013	$705.6	$321.4	$173.1	$49.7	$77.8	$83.6

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2012	$667.4	$452.5	$25.2	$101.9	$38.8	$49.0
Long-term inflows	92.0	55.7	2.1	8.1	16.4	9.7
Long-term outflows	(76.3)	(46.0)	(2.6)	(9.3)	(8.9)	(9.5)
Long-term net flows	15.7	9.7	(0.5)	(1.2)	7.5	0.2
Net flows in Invesco PowerShares QQQ fund	0.3	0.3	—	—	—	—
Net flows in institutional money market funds	4.1	4.2	—	0.3	(0.1)	(0.3)
Total net flows	20.1	14.2	(0.5)	(0.9)	7.4	(0.1)
Market gains and losses/reinvestment	29.2	14.7	1.6	9.8	0.5	2.6
Foreign currency translation	(11.1)	0.1	(1.5)	(6.5)	(0.3)	(2.9)
June 30, 2013	$705.6	$481.5	$24.8	$104.3	$46.4	$48.6

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(e)

(in billions)	Q2-13		Q1-13		% Change	Q2-12
Beginning Assets	$123.1		$114.0		8.0%	$112.6
Long-term inflows	11.8		13.5		(12.6)%	5.6
Long-term outflows	(10.5)		(7.1)		47.9%	(5.2)
Long-term net flows	1.3		6.4		(79.7)%	0.4
Net flows in Invesco PowerShares QQQ fund	0.7		(0.4)		N/A	(2.1)
Net flows in institutional money market funds	—		—		—%	—
Total net flows	2.0		6.0		(66.7)%	(1.7)
Market gains and losses/reinvestment	(1.0)		3.4		N/A	(3.4)
Foreign currency translation	(0.4)		(0.3)		33.3%	0.1
Ending Assets	$123.7		$123.1		0.5%	$107.6

Average long-term AUM	92.0		87.6		5.0%	75.8
Average short-term AUM (d)	33.9		32.5		4.3%	32.5
Average AUM	$125.9		$120.1		4.8%	$108.3
Gross revenue yield on AUM(a)	11.6	bps	10.7	bps		8.7	bps
Gross revenue yield on AUM before performance fees(a)	11.6	bps	10.7	bps		8.7	bps
Net revenue yield on AUM(b)	11.6	bps	10.7	bps		8.7	bps
Net revenue yield on AUM before performance fees(b)	11.6	bps	10.7	bps		8.7	bps

By channel: (in billions)	Total	Retail	Institutional
March 31, 2013	$123.1	$98.5	$24.6
Long-term inflows	11.8	10.1	1.7
Long-term outflows	(10.5)	(8.2)	(2.3)
Long-term net flows	1.3	1.9	(0.6)
Net flows in Invesco PowerShares QQQ fund	0.7	0.7	—
Net flows in institutional money market funds	—	—	—
Total net flows	2.0	2.6	(0.6)
Market gains and losses/reinvestment	(1.0)	(1.1)	0.1
Foreign currency translation	(0.4)	—	(0.4)
June 30, 2013	$123.7	$100.0	$23.7

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
March 31, 2013	$123.1	$62.0	$41.9	$—	$—	$19.2
Long-term inflows	11.8	6.8	4.0	—	—	1.0
Long-term outflows	(10.5)	(4.8)	(2.2)	—	—	(3.5)
Long-term net flows	1.3	2.0	1.8	—	—	(2.5)
Net flows in Invesco PowerShares QQQ fund	0.7	0.7	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.0	2.7	1.8	—	—	(2.5)
Market gains and losses/reinvestment	(1.0)	1.0	(1.2)	—	—	(0.8)
Foreign currency translation	(0.4)	—	—	—	—	(0.4)
June 30, 2013	$123.7	$65.7	$42.5	$—	$—	$15.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2013	$123.1	$116.9	$0.1	$—	$1.2	$4.9
Long-term inflows	11.8	11.5	—	—	0.2	0.1
Long-term outflows	(10.5)	(8.3)	—	—	(0.1)	(2.1)
Long-term net flows	1.3	3.2	—	—	0.1	(2.0)
Net flows in Invesco PowerShares QQQ fund	0.7	0.7	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	2.0	3.9	—	—	0.1	(2.0)
Market gains and losses/reinvestment	(1.0)	(1.1)	—	—	—	0.1
Foreign currency translation	(0.4)	—	—	—	—	(0.4)
June 30, 2013	$123.7	$119.7	$0.1	$—	$1.3	$2.6

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(e)

(in billions)	June 30, 2013		June 30, 2012		% Change
Beginning Assets	$114.0		$96.3		18.4%
Long-term inflows	25.3		14.2		78.2%
Long-term outflows	(17.6)		(10.1)		74.3%
Long-term net flows	7.7		4.1		87.8%
Net flows in Invesco PowerShares QQQ fund	0.3		2.1		(85.7)%
Net flows in institutional money market funds	—		—		—%
Total net flows	8.0		6.2		29.0%
Market gains and losses/reinvestment	2.4		5.2		(53.8)%
Foreign currency translation	(0.7)		(0.1)		N/A
Ending Assets	$123.7		$107.6		15.0%

Average long-term AUM	89.8		74.5		20.5%
Average short-term AUM (d)	33.2		32.5		2.2%
Average AUM	$123.0		$107.0		15.0%
Gross revenue yield on AUM(a)	11.1	bps	8.8	bps
Gross revenue yield on AUM before performance fees(a)	11.1	bps	8.8	bps
Net revenue yield on AUM(b)	11.1	bps	8.8	bps
Net revenue yield on AUM before performance fees(b)	11.1	bps	8.8	bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2012	$114.0	$91.2	$22.8
Long-term inflows	25.3	20.4	4.9
Long-term outflows	(17.6)	(13.9)	(3.7)
Long-term net flows	7.7	6.5	1.2
Net flows in Invesco PowerShares QQQ fund	0.3	0.3	—
Net flows in institutional money market funds	—	—	—
Total net flows	8.0	6.8	1.2
Market gains and losses/reinvestment	2.4	2.0	0.4
Foreign currency translation	(0.7)	—	(0.7)
June 30, 2013	$123.7	$100.0	$23.7

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alternatives(c)
December 31, 2012	$114.0	$55.5	$39.0	$—	$—	$19.5
Long-term inflows	25.3	13.1	9.7	—	—	2.5
Long-term outflows	(17.6)	(8.0)	(4.6)	—	—	(5.0)
Long-term net flows	7.7	5.1	5.1	—	—	(2.5)
Net flows in Invesco PowerShares QQQ fund	0.3	0.3	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	8.0	5.4	5.1	—	—	(2.5)
Market gains and losses/reinvestment	2.4	4.8	(1.6)	—	—	(0.8)
Foreign currency translation	(0.7)	—	—	—	—	(0.7)
June 30, 2013	$123.7	$65.7	$42.5	$—	$—	$15.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2012	$114.0	$107.8	$0.1	$—	$1.1	$5.0
Long-term inflows	25.3	24.8	—	—	0.4	0.1
Long-term outflows	(17.6)	(15.2)	—	—	(0.2)	(2.2)
Long-term net flows	7.7	9.6	—	—	0.2	(2.1)
Net flows in Invesco PowerShares QQQ fund	0.3	0.3	—	—	—	—
Net flows in institutional money market funds	—	—	—	—	—	—
Total net flows	8.0	9.9	—	—	0.2	(2.1)
Market gains and losses/reinvestment	2.4	2.0	—	—	—	0.4
Foreign currency translation	(0.7)	—	—	—	—	(0.7)
June 30, 2013	$123.7	$119.7	$0.1	$—	$1.3	$2.6

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)    Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding China joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the second quarter for our JVs in China were $3.6 billion (first quarter 2013: $3.3 billion; second quarter 2012: $3.1 billion). For year to date AUM, our share of the average AUM in the first six months of 2013 for our JVs in China was $3.5 billion (first six months of 2012: $3.0 billion). It is appropriate to exclude the average AUM of our China JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however, the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company's true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(b)    Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 10 through 12 of this release for a reconciliation of operating revenues to net revenues.
(c)    The alternatives asset class includes absolute return, Asian direct real estate, commodities, currencies, European direct real estate, financial structures, Global REITS, private capital - direct, private capital - fund of funds, Risk Parity, U.S.direct real estate, and U.S. REITS.
(d)    Short-term ending AUM as of June 30, 2013 includes $73.5 billion in institutional money market AUM and $34.4 billion in PowerShares QQQ AUM. Ending retail money market AUM as of June 30, 2013, included in long-term AUM, were $4.3 billion.
(e)    Passive AUM includes ETFs, UITs, non-fee earning leverage, foreign exchange overlays and other passive mandates. Active AUM are total AUM less Passive AUM.
(f)    All AUM amounts quoted in the tables exclude the AUM of the discontinued operation, Atlantic Trust. As at June 30, 2013, the excluded Atlantic Trust total AUM were $21.7 billion ($21.6 billion at March 31, 2013; $19.0 billion at December 31, 2012; $19.0 billion at June 30, 2012; $19.5 billion at March 31, 2012; $18.0 billion at December 31, 2011).

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	74%	50%	81%	63%	47%	56%
	U.S. Growth	37%	24%	24%	29%	24%	61%
	U.S. Value	77%	55%	98%	73%	80%	98%
	Sector	81%	63%	61%	53%	19%	10%
	U.K.	98%	99%	100%	98%	98%	98%
	Canadian	100%	100%	100%	100%	72%	100%
	Asian	75%	63%	65%	65%	53%	58%
	Continental European	100%	100%	95%	82%	65%	92%
	Global	73%	90%	99%	70%	85%	63%
	Global Ex U.S. and Emerging Markets	20%	96%	99%	17%	96%	96%
Other
	Alternatives	56%	43%	59%	68%	55%	12%
	Balanced	47%	75%	99%	59%	98%	96%
Fixed Income
	Money Market	59%	31%	72%	97%	97%	96%
	U.S. Fixed Income	72%	96%	55%	70%	70%	78%
	Global Fixed Income	82%	87%	86%	83%	84%	83%
	Stable Value	100%	100%	100%	100%	100%	100%

Note:
AUM measured in the one-, three-, and five-year peer group rankings represents 60%, 60%, and 56% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 71%, 70%, and 66% of total Invesco AUM, respectively, as of 6/30/2013. Peer group rankings are sourced from a widely-used third party ranking agency in each fund's market (Lipper, Morningstar, IMA, Russell, Mercer, eVestment Alliance, SITCA) and are asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and preceding month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary direct real estate, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds, and CLOs. Atlantic Trust results excluded due to upcoming disposition. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor's experience.